Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Anna Tomczyk its true and lawful attorney-in-fact to:

(1)                                 execute for and on behalf of the undersigned, in any or all of the undersigned’s capacities, any and all forms, schedules, statements and other documents which the undersigned is required to file with the U.S. Securities and Exchange Commission (the “Commission”), including (without limitation) the Form ID required to be filed by the undersigned to obtain access codes to effect SEC filing on the SEC electronic systems for securities filings (EDGAR);

(2)                                 do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such forms, schedules, statements or documents and timely file such forms, schedules, statements or documents with the Commission and any stock exchange or similar authority; and

(3)                                 take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned, pursuant to this Power of Attorney, shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in her discretion.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite, necessary, and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or her substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.  The undersigned acknowledges that no such attorney-in-fact, in serving in such capacity at the request of the undersigned, is hereby assuming, nor is the Company hereby assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 31st day of October, 2014.

THE KAGOSHIMA BANK, LTD.

By:	/s/ Hiroyuki Matsunaga

HIROYUKI MATSUNAGA
Print Name